Exhibit 99.1

IEC ANNOUNCES FISCAL 2019 FOURTH QUARTER AND YEAR END RESULTS

Newark, New York, November 22, 2019 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2019 fourth quarter and year ended September 30, 2019 (“fiscal 2019”).

IEC reported revenues of $43.9 million for the fourth quarter of fiscal 2019 an increase of 28.4% as compared to revenues of $34.2 million for the fourth quarter of the year ended September 30, 2018 (“fiscal 2018”), and a 9% increase sequentially compared to revenue in the third quarter of fiscal 2019. Gross margin for the fourth quarter of fiscal 2019 was 14.6%, an increase of 150 basis points compared to the same quarter last year. Selling and administrative expenses were $3.7 million in the fourth quarter of fiscal 2019, or 8.4% of sales, as compared to $2.9 million, or 8.5% percent of sales, in the fourth quarter of fiscal 2018. Operating profit was $2.7 million for the quarter, an increase of 70% when compared to the same quarter in the prior fiscal year. The Company reported net income of $1.8 million, or $0.17 per basic and diluted share for the fourth quarter of fiscal 2019, compared to net income of $9.1 million, or $0.89 per basic share and $0.87 per diluted share in the fourth quarter of fiscal 2018. Net income for the fiscal 2018 fourth quarter included a one-time tax benefit of $7.8 million or $0.76 per share. On a non-GAAP basis, excluding the one-time tax benefit, fourth quarter 2018 net income was $1.3 million or $0.13 per basic and $0.12 per diluted share. Please see the reconciliation table attached to this release for further information and a reconciliation of these non-GAAP measures.

Revenues for fiscal 2019 increased 34.3% to $157.0 million as compared to $116.9 million for fiscal 2018. Gross margin for fiscal 2019 improved to 13.8%, up 170 basis points from fiscal 2018 performance. Selling and administrative expenses were $14.1 million in fiscal 2019 but decreased as a percentage of sales to 9.0%, as compared to $11.4 million or 9.8% of sales for fiscal 2018. Operating profit was $7.6 million for fiscal 2019, which represents a 178% increase over the prior fiscal year. Net income for fiscal 2019 was $4.7 million, or $0.46 per basic share and $0.45 per diluted share. Net income for fiscal 2018 was $10.4 million, or $1.01 per basic and diluted share.  Fiscal 2018 net income included one-time tax benefits of $8.8 million or $0.86 per basic and diluted share. On a non-GAAP basis, excluding the one-time tax benefit, fiscal 2018 net income was $1.6 million or $0.15 per basic and diluted share. Please see the reconciliation table attached to this release for further information and a reconciliation of these non-GAAP measures.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Our fourth quarter performance built on the positive momentum we established throughout fiscal 2019, providing a strong close to our fiscal year. We achieved our fifth consecutive quarter of revenue growth and our second sequential quarter of revenues exceeding $40 million. We believe our continued investments in our highly skilled workforce, manufacturing processes, and supply chain strategies, have enhanced our ability to convert our backlog in a more efficient manner, resulting in industry leading margin performance and year over year improvements.

“As we look to our upcoming year, our pipeline remains strong with our fiscal 2019 year-end backlog at $212 million, which represents a 59% increase from fiscal 2018. The backlog growth is a direct result of our focused strategy of expanding our relationships with existing customers in addition to on-boarding new strategic customers who value our unique service model.”

Mr. Schlarbaum concluded, “We’re energized by our strong performance in fiscal 2019 and look forward to driving continued success in 2020. We remain focused on our mission to minimize supply chain risk for our customers and to provide the expertise required for the life-saving and mission critical products we support. With the people, technology and customer relationships we have in place today, we believe we are well positioned to grow our leadership position and capture additional market share. This is an exciting time for our Company and we are enthusiastic about our future prospects and look forward to capitalizing on the opportunities ahead.”

Exhibit 99.1

Conference Call:

IEC will host a conference call, today, Friday, November 22, 2019 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2019 fourth quarter and year ended September 30, 2019.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 55915.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/55915. An online replay will be available shortly after the call.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, and ISO 13485, and is Nadcap accredited.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and

Exhibit 99.1

description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2019 and 2018
(unaudited; in thousands, except share and per share data)

	September 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	27,618	25,168
Unbilled contract revenue	9,529	—
Inventories	44,267	34,126
Federal income tax receivable	517	—
Other current assets	1,454	1,747
Total current assets	83,385	61,041

Property, plant and equipment, net	19,433	20,110
Deferred income taxes	7,154	8,855
Other long-term assets	860	442

Total assets	$110,832	$90,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,371	$1,449
Current portion of capital lease obligation	338	306
Accounts payable	23,690	28,689
Accrued payroll and related expenses	3,174	1,796
Other accrued expenses	668	458
Customer deposits	13,229	7,595
Total current liabilities	42,470	40,293

Long-term debt	28,910	16,002
Long-term capital lease obligation	6,685	7,027
Other long-term liabilities	1,527	1,750
Total liabilities	79,592	65,072

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized 50,000,000 shares
Issued: 11,394,036 and 11,304,393 shares, respectively
Outstanding: 10,338,548 and 10,248,905 shares, respectively	103	102
Additional paid-in capital	48,001	47,326
Accumulated deficit	(15,275)	(20,463)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	31,240	25,376

Total liabilities and stockholders’ equity	$110,832	$90,448

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS and YEARS ENDED SEPTEMBER 30, 2019 and 2018
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Years Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net sales	$43,922	$34,216	$156,981	$116,922
Cost of sales	37,528	29,720	135,337	102,765
Gross profit	6,394	4,496	21,644	14,157

Selling and administrative expenses	3,675	2,895	14,076	11,438
Operating profit	2,719	1,601	7,568	2,719

Interest expense	485	312	1,645	1,146
Income before income taxes	2,234	1,289	5,923	1,573

Provision/(benefit) for income taxes	440	(7,832)	1,176	(8,837)

Net income	$1,794	$9,121	$4,747	$10,410

Net income per common share:
Basic	$0.17	$0.89	$0.46	$1.01
Diluted	$0.17	$0.87	$0.45	$1.01

Weighted average number of shares outstanding:
Basic	10,343,774	10,248,271	10,306,947	10,228,596
Diluted	10,574,050	10,501,569	10,518,126	10,320,203

Exhibit 99.1

IEC ELECTRONICS CORP.
NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLES
(unaudited; in thousands, except share and per share data)

	Three Months Ended	Year Ended
	September 30, 2018	September 30, 2018

Net income	$9,121	$10,410
One-time tax adjustments(1)	(7,835)	(8,837)
Net income, as adjusted	$1,286	$1,573

Net income per common share:
Basic	$0.89	$1.01
Diluted	0.87	1.01

Net income per common share, as adjusted:
Basic	$0.13	$0.15
Diluted	0.12	0.15

Weighted average number of shares outstanding:
Basic	10,248,271	10,228,596
Diluted	10,501,569	10,320,203
(1) An income tax benefit recorded to release the majority of the valuation allowance against the net deferred income tax assets and the release of alternative minimum tax credits as a result of the December 2017 U.S. Tax Cuts and Jobs Act.

	September 30, 2019	June 28, 2019

Inventories	$44,267	$44,889
Customer deposits	13,229	9,750
Inventories, as adjusted	$31,038	$35,139

Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present net income as adjusted, and net income per common share as adjusted, which are non-GAAP measures, to reflect the one-time income tax benefit recorded to release the majority of the valuation allowance against the net deferred income tax assets in the fourth quarter of fiscal 2018. The Company’s management believes net income as adjusted, and net income per common share as adjusted, are important measures of our performance because it allows management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time tax benefit.

Further, in addition to reporting inventories, a GAAP measure, we present inventories, as adjusted, which is a non-GAAP measure. The Company’s management believes, inventories, as adjusted, is an important measure of our management of working capital considering our customer deposits and in light of our backlog and book to bill ratio.

Net income as adjusted, net income per common share as adjusted, and inventories as adjusted are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per common share, and inventories, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. Net income as adjusted, net income per common share as adjusted, and inventories as adjusted, as presented, may produce results that vary from the GAAP measures and may not be comparable to a similarly defined non-GAAP measure used by other companies.